Exhibit 5

May 25, 2006

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

Wal-Mart Stores, Inc.

¥50,000,000,000 1.78% Notes Due 2011

Ladies and Gentlemen:

Reference is made to the Pricing Agreement between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and Goldman Sachs International and Lehman Brothers International (Europe) (the “Underwriters”), dated May 19, 2006 (the “Pricing Agreement”), and to the Underwriting Agreement, dated May 19, 2006 (the “Underwriting Agreement”), between the Company and, the Underwriters, as parties to that Underwriting Agreement, as incorporated by reference into the Pricing Agreement (the Underwriting Agreement and the Pricing Agreement are collectively referred to as the “Agreement”).

Further reference is made to (i) the Registration Statement on Form S-3 (File No. 333-130569) which was prepared pursuant to the Securities Act of 1933, as amended (the “Securities Act”), was filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2005 and, upon filing with the Commission, became effective pursuant to Rule 462(e) of the Securities Act (the “Registration Statement”), (ii) the Prospectus dated December 21, 2005 constituting a part of the Registration Statement (the “Base Prospectus”), (iii) the Preliminary Prospectus Supplement dated May 16, 2006, which supplements the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(3) on May 18, 2006 (the “Preliminary Prospectus Supplement”), (iv) the Final Term Sheet, dated May 19, 2006, relating to the ¥50,000,000,000 aggregate principal amount of the Company’s 1.78% Notes due 2011 (the “Notes”), which was filed with the Commission pursuant to Rule 433 on May 19, 2006 (the “Final Term Sheet”) and (v) the Prospectus Supplement dated May 19, 2006, which supplements the Base Prospectus and which was filed with the Commission pursuant to Rule 424(b)(2) on May 22, 2006 (the “Final Prospectus Supplement”). The Base Prospectus relates to the delayed public offering of an indeterminate amount of debt securities of the Company (the “Debt Securities”) issuable under the Indenture, dated as of July 19, 2005 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as trustee under such indenture (in such capacity, the “Trustee”). Each of the Preliminary Prospectus Supplement and the Final Prospectus Supplement relate to the public offering of the Notes. As used herein, the term “Registration Statement” means the Registration Statement in the form in which it was deemed to become effective pursuant to Rule 430B under the Securities Act in connection with the offer and sale of the Notes, including the documents incorporated by reference or deemed to

Wal-Mart Stores, Inc.

May 25, 2006

be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the Securities Act and in accordance with the rules under the Securities Act (which documents are listed on Annex A hereto). As used herein, the term “Pricing Prospectus” means the Base Prospectus, including the documents incorporated by reference or deemed to be incorporated by reference therein as of May 19, 2006 pursuant to Item 12 of Form S-3 under the Securities Act and in accordance with the rules under the Securities Act, as supplemented by the Preliminary Prospectus Supplement. As used herein, the term “Prospectus” means the Base Prospectus, including the documents incorporated by reference or deemed to be incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the Securities Act and in accordance with the rules under the Securities Act, as supplemented by the Final Prospectus Supplement.

We have acted as counsel to the Company in connection with the offer and sale of the Notes by the Company.

In rendering this opinion, we have examined and relied upon, without independent investigation or verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended and restated to date and in effect on the date hereof, the Registration Statement, the Pricing Prospectus, the Final Term Sheet, the Prospectus, the Indenture, the global note, dated May 26, 2006 (the “Global Note”), in the original principal amount of ¥50,000,000,000 and payable to Chase Nominees Limited, as the nominee for JPMorgan Chase Bank, N.A., London Branch, as common depositary for Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., to be issued to represent the Notes and to be executed and delivered by the Company upon consummation of the sale of the Notes, resolutions of the Board of Directors of the Company, resolutions of the Executive Committee of the Board of Directors of the Company and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without investigation or independent verification, that (i) each natural person signing any document reviewed by us had the legal capacity to do so, (ii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity, (iii) the Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iv) at or prior to the time of delivery of each Note, the authorization of the Notes and of the Series of the Notes of which that Note is a part will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of the Notes and (v)

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May 25, 2006

the Global Note executed and delivered by the Company as contemplated herein will be identical in form to the copy of the Global Note examined by us as described herein.

As to facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, upon the execution and delivery of the Notes and their authentication in accordance with the terms of the Indenture against payment therefor in accordance with the Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

The foregoing opinion is qualified to the extent that the enforceability of the Indenture, the Notes or any related document or instrument may be limited by or subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy and (ii) the refusal of a particular court to grant (a) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (b) a particular remedy sought under the Indenture with respect to the Notes or under the Notes as opposed to another remedy provided for therein or another remedy available at law or in equity. We note that the enforceability of specific provisions of the Indenture and the Notes may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion concerning (i) the validity or enforceability of (a) the severability clauses in Section 1.11 of the Indenture and Section 16 of the Notes or (b) any provision contained in the Indenture or the Notes that purports to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state securities laws or (iii) the enforceability of any provision in the Indenture or the Notes that purports to waive liability for violation of securities laws. With respect to Section 8.07(i) of the Indenture, we express no opinion with respect to the enforceability of the parenthetical clause thereof relating to the limitations on the compensation of trustees.

Wal-Mart Stores, Inc.

May 25, 2006

The foregoing opinions are limited in all respects to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, (including the pertinent provisions of the Constitution of the State of Delaware and pertinent reported judicial decisions construing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware). We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter may be filed as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company and the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP

Annex A to the Opinion Letter, dated May 25, 2006,

of Andrews Kurth LLP to Wal-Mart Stores, Inc.

The Annual Report on Form 10-K of Wal-Mart Stores, Inc. for its fiscal year ended January 31, 2005

The Quarterly Report on Form 10-Q of Wal-Mart Stores, Inc. for its fiscal quarter ended April 30, 2005

The Quarterly Report on Form 10-Q of Wal-Mart Stores, Inc. for its fiscal quarter ended July 31, 2005

The Quarterly Report on Form 10-Q of Wal-Mart Stores, Inc. for its fiscal quarter ended October 31, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed March 8, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed March 25, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed June 8, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed June 9, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed June 10, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed August 4, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed August 15, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed August 16, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed August 30, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed September 27, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed September 28, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed October 4, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed September 27, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed December 12, 2005

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed January 11, 2006

The Annual Report on Form 10-K of Wal-Mart Stores, Inc. for its fiscal year ended January 31, 2006

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed March 7, 2006

The Proxy Statement on Schedule 14A of Wal-Mart Stores, Inc. filed April 14, 2006

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed April 14, 2006

The Current Report on Form 8-K of Wal-Mart Stores, Inc. filed May 25, 2006